Exhibit 99.1

News from Xerox Holdings Corporation	Xerox Holdings Corporation 201 Merritt 7 Norwalk, CT 06851-1056

Xerox Announces Tender Offer for 2023 Notes

NORWALK, Conn., May 20, 2022 – Xerox Holdings Corporation (NASDAQ: XRX) (“Xerox Holdings”) today announced the commencement of a cash tender offer (the “Offer”) by its wholly owned subsidiary, Xerox Corporation (“Xerox,” and together with Xerox Holdings, the “Company”), for up to $350 million aggregate principal amount of its 3.625% (now 4.625%) Senior Notes due 2023 (CUSIP No. 984121CQ4) (the “Notes”), upon the terms and conditions set forth in the Offer to Purchase dated May 20, 2022.

The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of June 17, 2022 (unless extended) (the “Expiration Time”).

Holders of Notes (“Holders”) who validly tender their Notes at or prior to 5:00 p.m., New York City time, on June 3, 2022 (the “Early Tender Time”) will be eligible to receive the “Total Consideration” of $1,007.50 per $1,000 principal amount of Notes tendered, which includes the “Early Tender Payment” of $30 per $1,000 of the Notes. Holders who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will be eligible to receive the “Tender Offer Consideration,” which is equal to the “Total Consideration” minus the “Early Tender Payment.”

Xerox’s obligation to accept for purchase, and to pay for, Notes validly tendered is subject to certain conditions. Xerox may waive any of the conditions if they are not satisfied.

Subject to the satisfaction or waiver of certain conditions, Xerox reserves the right, following the Early Tender Time, to accept for purchase prior to the final settlement date all Notes validly tendered at or prior to the Early Tender Time (an “Early Settlement Election”). Xerox will announce whether it intends to exercise the Early Settlement Election following the Early Tender Time.

If Xerox exercises the Early Settlement Election, it currently expects the settlement date for Notes tendered at or prior to the Early Tender Time to occur promptly after the exercise of the Early Settlement Election. The settlement date for Notes tendered after the Early Tender Time and at or prior to the Expiration Time and accepted by Xerox for purchase in the Offer will occur promptly after the Expiration Time. Notes tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on June 3, 2022, but not thereafter. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders whose Notes are accepted for payment in the Offer will receive accrued and unpaid interest up to, but not including, the applicable settlement date.

If the purchase of all validly tendered Notes on the applicable settlement date would cause Xerox to purchase a principal amount greater than $350 million (the “Tender Cap”) of the Notes, then the Offer will be oversubscribed and Xerox, if it accepts Notes for purchase in the Offer, will accept for purchase tendered Notes on a prorated basis as described in the Offer to Purchase. If the Tender Cap is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Tender Cap is increased by Xerox, in its sole discretion.

Xerox reserves the right, but is under no obligation, to increase the Tender Cap at any time, subject to compliance with applicable law.

Citigroup Global Markets Inc. (“Citi”) is acting as sole dealer manager for the Offer. For additional information regarding the terms of the Offer, please contact Citi at (800) 558-3745 (U.S. toll-free) or 1 (212) 723-6106. Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the depositary and information agent for the Offer, at (855)-654-2014 (toll-free) or (212) 430-3774 (collect for Banks and Brokers).

None of Xerox, the dealer manager, or the depository and information agent make any recommendations as to whether Holders should tender their Notes pursuant to the Offer, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation, or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offer is being made solely by the Offer to Purchase dated May 20, 2022.

About Xerox Holdings Corporation (NASDAQ: XRX)

For more than 100 years, Xerox has continually redefined the workplace experience. Harnessing our leadership position in office and production print technology, we’ve expanded into software and services to sustainably power today’s workforce. From the office to industrial environments, our differentiated business solutions and financial services are designed to make every day work better for clients — no matter where that work is being done. Today, Xerox scientists and engineers are continuing our legacy of innovation with disruptive technologies in digital transformation, augmented reality, robotic process automation, additive manufacturing, Industrial Internet of Things and cleantech. Learn more at xerox.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “targeting,” “projecting,”

“driving,” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: the effects of the COVID-19 pandemic on our and our customers’ businesses and the duration and extent to which this will impact our future results of operations and overall financial performance; our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; our ability to attract and retain key personnel; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; the exit of the United Kingdom from the European Union; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; any impacts resulting from the restructuring of our relationship with Fujifilm Holdings Corporation; the shared services arrangements entered into by us as part of Project Own It; whether CareAR’s service experience management platform will achieve expectations regarding customer adoption, integration with ServiceNow’s platform, and cost and carbon emission reduction; the financial performance of CareAR, including projected revenue for fiscal years 2022 and beyond; the financial performance of FITTLE, including projected revenue for fiscal years 2022 and beyond; and the ability of PARC to successfully monetize its technology and the products of its research. Additional risks that may affect Xerox’s operations and other factors that are set forth in the “Risk Factors” section, the “Legal

Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox Holdings Corporation’s and Xerox Corporation’s combined 2020 Annual Report on Form 10-K, as well as in Xerox Holdings Corporation’s and Xerox Corporation’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

These forward-looking statements speak only as of the date of this presentation or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

Investor Contact:

David Beckel, Xerox, +1-203-849-2318, David.Beckel@xerox.com

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